Exhibit 10.1



                          AGREEMENT AND GENERAL RELEASE

     This Agreement entered in as of this 14th day of March, 2006 between the following "Parties:" Donald Sproat, an individual residing within the State of Florida ("Sproat"), Telzuit Medical Technologies, Inc., a Florida Corporation
("Corporation") and Telzuit Technologies, L.L.C., a limited liability Company organized in the State of Florida ("Company");

Telzuit Medical Technologies, Inc., and Telzuit Technologies, L.L.C. are herein referred to jointly as the "Entities".

1.   RECITALS.

     a. RELATIONSHIP. The Parties have established a past business relationship with each other in regard to the operation of Telzuit Medical Technologies, Inc. and Telzuit Technologies, L.L.C.'s business (hereinafter referred to as the "Relationship") as follows:

               Telzuit  Medical  Technologies,  Inc.:  Sproat  held  the
               -------------------------------------
               positions of Chairman, President, Chief Executive Officer, Chief Financial Officer, and Director

               Telzuit  Technologies,  L.L.C.:  Sproat  held  the  positions  of
               ------------------------------
               Officer,  Manager  and  Director

     b. TERMINATION OF RELATIONSHIP. Each of the parties desires to terminate the Relationship between Sproat and the Corporation and the Company, canceling all written and oral contracts and arrangements between them except for this Agreement and the Resignations and other documents herein described that have been agreed to on this date between the Parties. Sproat agrees to return all company property and documents in his possession or control.

     c. CANCELLATION OF EMPLOYMENT AGREEMENT. The parties hereto agree to terminate and cancel as of this date that certain Employment agreement entered into of on or about January 3, 2005 between the Corporation and Sproat.

     d. RELEASED CLAIMS. The purpose, desire and intention of this Agreement is to fully settle and forever resolve any and all: past, present and future claims Sproat may have or has against the Corporation, the Company and any and all of its or their officers, directors or agents; past, present and future claims that the Corporation, the Company, and any and all of its or their officers, directors and agents may have or has against Sproat in regards to, but not limited to: the Relationship, negligence, money damages (whether in contract or tort) or past debt (hereinafter collectively referred to as "Claims") arising from and/or relating directly or indirectly to the Relationship.

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2.   PAYMENT.  In consideration for entering into this Agreement and conditioned upon  its  compliance,  the Corporation agrees to pay to Sproat as follows:

          i. That amount which shall equal to the amount of salary, life insurance premiums and automobile allowance having been being paid to or for the benefit of Sproat with respect to the month of February, 2006 pursuant to that certain Employment Agreement between the Corporation and Sproat (which Employment Agreement is being cancelled as of this date) until the date that it would have expired on January 3, 2007. Such payments shall be paid monthly in advance or in such other similar manner as the Corporation and Sproat shall agree.

          ii. Continued health insurance benefits (premiums) as per Sproat's existing employment contract until the expressed termination date of the contract on January 3, 2007.

3. TERMINATION AND CANCELLATION OF AGREEMENTS. All agreements, arrangements and relationships between the Corporation and the Company with Sproat shall hereby be cancelled and terminated without further action as of this date, and without any further action or payment of any kind by any of the parties to the others ( with the exception of the payments described within Section 2, herein.


4. GENERAL RELEASE. In consideration of the promises, covenants, representations and warranties set forth in this Agreement, Sproat and the Corporation and the Company, on behalf of themselves and on behalf of their heirs, beneficiaries, predecessors, successors, successors in interest, assigns, insurers, and representatives, joint account owners, and all persons, firms, companies, associations and/or corporations they are connected with, do hereby release and forever discharge each other, including their respective predecessors, successors, assigns, partners, employees, parents, subsidiaries, officers, directors, principals, agents, registered representatives, insurers, sureties, and attorneys, who are, or may ever become, liable to each other, of and from any and all claims (including claims for bodily and/or emotional injury), demands, causes of action, obligations, damages, losses, costs, fees, and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, arising from, or in any way related to the Relationship described herein.

5. LOCK-UP/LEAK-OUT AGREEMENT. To facilitate the Agreement, comply with funding requirements and in consideration of the direct and indirect benefits to be received from the Agreement by the Parties, Sproat agrees as follows:

     (a)  During  the  period  from  this  date  until  January  3,  2007  (the
          "Lock- Up Period"), Sproat agrees that he will not, directly or indirectly, sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (collectively, the "Transfer") any shares of common stock, par value $0.001, of Telzuit Medical Technologies, Inc. (the "Shares") owned and/or hereinafter attained by Sprout. The foregoing restriction has been expressly agreed to so as to preclude Sproat from engaging in any hedging or other transaction during the Lock-Up Period (that is designed to or reasonably expected to lead to or result in a Transfer of the Shares) or made with the intent to legally undermine some of Sproat's rights under Rule 144 of the Securities Act of 1933 (the "Act"). Such prohibited hedging or other transaction would include, without limitation, any short sale or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares. Should the company locate a buyer for up to 250,000 shares, Sproat is permitted to sell shares to that buyer.

     (b) After January 3, 2007, Sproat is permitted to sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition in accordance with Rule 144 of the Securities Act of 1933 (the "Act").

     (c) Sproat agrees and consents to: (i) the entry of stop transfer instructions with the Telzuit Medical Technologies, Inc. transfer agent against the Transfer of Shares held by Sproat except in compliance with the terms and conditions of this Agreement; and (ii) the entry of an injunction or other equitable relief so as to prevent the violation of any term of this Agreement.

     (d) The terms of this Section 5 shall not apply to (i) dispositions by gift, will or by the laws of descent and distribution, or otherwise to the undersigned's parents, siblings, spouse, children, or grandchildren, (ii) a trust for the benefit of the undersigned's parents, siblings, spouse, children, or grandchildren, (iii) a partnership, the general partner of which is Sproat or his parents, siblings, spouse, children, or grandchildren, or a corporation or limited liability company, a majority of whose outstanding equity securities is owned of record or beneficially by Sproat or by any of the foregoing; provided that, in each case, such transferee agrees in writing to be bound by the terms hereof.

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5.5  GRANTING  OF  OPTION  TO PURCHASE SHARES. During the Lock-Up Period, Sproat
     shall grant to the Released Parties or a designee of the Corporation, an irrevocable option to purchase, in whole or in part, up to 250,000 shares of common stock, par value $0.001, of Telzuit Medical Technologies, Inc., currently owned by Sproat, for fifty cents ($.50) per share (hereinafter the right to purchase these 250,000 common shares shall be referred to as the "Option"). Sproat expressly agrees to the terms and conditions of
     Section 5(c) with respect to this Section 5.5 of the Agreement. Notice of the Released Parties' exercising the Option or designee shall be made by contacting Sproat at:

Don Sproat
Address:              12812 Hunters Vista Blvd.
                      -------------------------
                      Orlando, FL 32837
                      -------------------------
Phone:                407-857-9466
                      -------------------------
Email:                dsproat@cfl.rr.com
                      -------------------------

6. NO FURTHER CLAIMS. Sproat, the Corporation and the Company covenants and agrees never to commence against the other any legal action or proceeding based in whole or in part upon the Claims, demands, allegations, and/or injuries released in this Agreement.

7. NO ADMISSION. This Agreement shall not be considered as an admission of liability by the Parties and by entering into this Agreement the Parties have not admitted the validity of any Claims herein released or at issue.

8. BINDING EFFECT. This Agreement shall be binding upon each Party's past and present heirs, beneficiaries, successors, successors in interest, assigns, and agents.

9. GOVERNING LAW. This Agreement shall be interpreted in accordance with and governed in all respects by the law of the State of Florida.

10. CONFIDENTIALITY. The Parties agree that the terms of this Agreement, and the settlement provided for herein, shall be held in the strictest confidence and that no discussion, statement, or publicity of any nature shall be made at any time with regard to the Agreement, settlement terms, payments), release or other issues involved herein, except as shall be required by law or regulation relating to the Corporation and the Company. Additionally, Sproat agrees, in consideration for the payments to be made by the Corporation, that he will maintain complete confidentiality regarding information relating to the Corporation and its products, services and business and trade secrets, unless receiving written permission from the Corporation, for the period of twenty-four months from the date of this Agreement.

11. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the Parties with regard to the matters herein set forth.

12. INDEPENDENT INVESTIGATION. Each party hereto represents and declares that he and it has carefully read this Agreement, knows the contents thereof and has signed the Agreement freely and voluntarily. Each party has made such investigation of all the facts pertaining to this Agreement and all of the matters pertaining thereto, as he deems necessary and HE AND IT HAS RECEIVED INDEPENDENT LEGAL ADVICE FROM HIS AND ITS ATTORNEYS with respect to the advisability of making the settlement provided for herein, and with respect to the advisability of executing this Agreement.

13. NO REPRESENTATIONS. No person, nor officer, agent, partner, employee, representative, trustee, or attorney of either Party has made any statement or representation to the other Party regarding any fact relied upon in entering into this Agreement and neither Party relies upon any statement, representation or promise of the other Party in executing this Agreement or in making the settlement provided for herein, except as stated herein.

14. MUTUAL DRAFTING. Each Party warrants and represents that any statute or rule of construction (that ambiguities are to be resolved against the drafting party) shall not be employed in interpretation of this Agreement.

15. FUTURE COOPERATION. The Parties agree that each Party will execute all such further and additional documents as shall be reasonable, convenient, necessary, or desirable to carry out the provisions of this Agreement.

16. SEVERANCE. Should any provision of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall, nevertheless, continue in full force and effect, without being impaired in any manner whatsoever.

17. COUNTERPARTS. This Agreement and Release may be executed in several counterparts, in one or more separate documents, all of which together shall constitute one of the same instrument, with the same force and effect as though all the Parties had executed the same document.

18. CAPTIONS. Paragraph titles or captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement.

19. COSTS. This Agreement shall include any and all claims any party may have for costs and/or attorney fees relating to this Agreement and the Claims released herein.

                                    TELZUIT MEDICAL TECHNOLOGIES, INC.

                                    /s/ Warren Stowell                  3/14/06
                                    -------------------------------------------
                                    By: Warren Stowell
                                    Its:

                                    TELZUIT TECHNOLOGIES, L.L.C.

                                    /s/ James Tolan                      3/14/06
                                    --------------------------------------------
                                    By: James Tolan
                                    Its:

                                    Donald Sproat

                                    /s/ Donald Sproat                    3/14/06
                                    --------------------------------------------

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